SEPARATION AGREEMENT

This Separation Agreement (this “Agreement”) is entered into by and among Corporate Office Properties, L.P. (the “Employer”), Corporate Office Properties Trust (the “Company”) and Roger A. Waesche, Jr. (the “Executive”) as of February 11, 2016.

WHEREAS, the parties hereto have previously entered into that certain Letter Agreement, dated March 8, 2013, between the Company, the Employer and the Executive (the “Letter Agreement”), which provides that the Executive is eligible to participate in the Corporate Office Properties Trust, Corporate Office Properties L.P. Executive Change in Control and Severance Plan (the “Plan”) and, unless the context requires otherwise, capitalized terms used, but not defined herein shall have the meanings ascribed thereto in the Plan;

WHEREAS, the parties hereto have mutually agreed that the Executive’s separation date from employment with the Employer shall be May 12, 2016 (the “Separation Date”);

WHEREAS, the Plan provides for the Executive to receive certain severance benefits upon a termination of employment that constitutes a Terminating Event under the Plan, conditioned on the Executive’s compliance with restrictive covenant obligations and a full release of claims; and

WHEREAS, in connection with the termination of the Executive’s employment with the Employer on the Separation Date, the parties hereto desire to enter into this Agreement to clarify the manner in which the Plan and the Letter Agreement will apply in connection with the termination of the Executive’s employment on the Separation Date;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreement hereinafter contained, the sufficiency of which the Executive acknowledges, it is covenanted and agreed by and between the parties hereto as follows:

1.Separation Date. The Executive’s employment with the Employer shall terminate on the Separation Date and such termination shall constitute a Terminating Event under the Plan, and the Executive agrees not to terminate his employment with the Employer voluntarily prior to the Separation Date. The Executive hereby confirms his resignation, as of the Separation Date, from all positions with the Company, the Employer and all of their subsidiaries, including any positions on the board of trustees/directors of the Company or the Employer or subsidiaries of the Company or Employer, or any such committee. The parties hereto agree that this Agreement constitutes a Notice of Termination under the Plan and that the Separation Date will be the Executive’s Date of Termination under the Plan.

2.Termination Payment and Benefits. The parties hereto agree that the obligations of the Company and the Employer to the Executive pursuant to Section 3 of the Plan and the Letter Agreement (other than the obligation to pay or provide the Accrued Benefit) will be satisfied in connection with the termination of the Executive’s employment with the Employer on the Separation Date if the Employer shall pay or provide, or cause to be paid or provided, the following payments and benefits to the Executive (collectively, the “Severance Benefits”):

a.
Termination Payment. The Executive’s Termination Payment, which the parties hereto agree equals $2,528,125, paid to the Executive in substantially equal installments in accordance with the Employer’s payroll practice over a twelve (12) month period from the Separation Date, however the first payment will be made on the first payroll date that occurs on or after July 11, 2016 (the “Payment Commencement Date”), which is the date that is 60 days following the Separation Date, and will include a catch-up payment to include amounts retroactive to the Separation Date.

b.
Pro-Rata Bonus. The Executive’s Pro-Rata Bonus, which the parties hereto agree equals $272,541 (if and to the extent that a bonus pool is funded by the Company and/or the Employer with respect to the 2016 annual cash performance bonus plan or program of the Employer in which the Executive would have participated (the “Bonus Pool”)), paid in a lump sum in calendar year 2017 at the same time annual bonuses are paid to continuing executives under the terms of the bonus plan in place for calendar year 2016. The parties hereto agree that no payment will be due as the Executive’s Pro-Rata Bonus if the Bonus Pool is not funded for 2016.

c.
Group Benefit Plans. Continuing coverage to the Executive under the Employer’s group medical, dental and vision plans as would have applied (and at such costs to the Executive) if the Executive remained employed by the Employer for a period equal to the lesser of (1) twelve (12) months following the Separation Date or (2) the period from the Separation Date until such items are available to the Executive under another group health plan.

d.
Time-Based Equity Awards. On the Payment Commencement Date, full vesting of all of the Executive’s equity awards under any Stock Plan or similar program to the extent such equity awards are subject to a time-based vesting schedule (the “Time-Based Equity Awards”). In addition, delay of any termination or forfeiture of the Time-Based Equity Awards that otherwise would have occurred on or before the Payment Commencement Date until the Payment Commencement Date, with such termination or forfeiture to only occur to the extent the Time-Based Equity Awards do not vest pursuant to the Plan. The parties hereto agree that all of the Time-Based Equity Awards that were outstanding as of the date hereof and are not otherwise scheduled to vest pursuant to their terms prior to the Separation Date are set forth and identified as such on Schedule A attached hereto.

e.	Performance-Based Equity Awards. The Executive’s equity awards under any Stock Plan or similar program that are subject to performance-based vesting (the “Performance-

Based Equity Awards”) are treated in accordance with the terms of the applicable award agreements. The parties hereto agree that all of the Performance-Based Equity Awards that were outstanding as of the date hereof and are not otherwise scheduled to vest (or be forfeited) pursuant to their terms prior to the Separation Date are set forth and identified as such on Schedule A attached hereto.

The parties hereto acknowledge that the Employer’s obligation to pay or provide, or cause to be paid or provided, the Severance Benefits or any other payments or benefits under the Plan or the Letter Agreement (other than the Accrued Benefit) to the Executive is subject to the execution of a release in the form attached hereto as Exhibit A (the “Release”) by the Executive on or after the Separation Date and the expiration of any revocation period with respect to the Release no later than the Payment Commencement Date.

3.Accrued Benefit. In connection with the termination of the Executive’s employment with the Employer on the Separation Date, the Executive will be entitled to the Accrued Benefit, as set forth in the Plan. The Executive acknowledges and agrees that the Accrued Benefit will consist solely of the following: (a) Base Salary (as defined in the Plan) that is earned and unpaid as of the Separation Date, (b) accrued but unused vacation days as of the Separation Date, (c) reimbursement for expenses incurred on or after the date hereof for which Executive is otherwise entitled to reimbursement and (d) any vested benefits the Executive may be entitled to under any employee benefit plan of the Employer. The Executive acknowledges and agrees that the Executive previously has been reimbursed for any and all expenses incurred prior the date hereof for which Executive is entitled to reimbursement.

4.Deferred Compensation Payments. The Executive’s vested rights under the Employer’s nonqualified deferred compensation plan will be paid out pursuant to such plan terms and any valid elections made by the Executive under such plan. The Executive acknowledges that he is a “specified employee” (as such term is defined under Section 409A of the Code (“Section 409A”)) and that, as a result, payment to the Executive pursuant to such plan will be subject to a six (6) month delay in accordance with the terms of such plan.

5.Restrictive Covenant Obligations. The Executive acknowledges and agrees that a condition to receipt of the Severance Benefits is the Executive’s compliance, including continued future compliance, with the Restrictive Covenants set forth in Exhibit B to the Letter Agreement, including confidentiality and loyalty, non-competition, non-solicitation, and non-disparagement, the terms of which are incorporated herein. Notwithstanding anything herein, if the Executive breaches any of the provisions of the Restrictive Covenants set forth in Exhibit B to the Letter Agreement, all Severance Benefits shall immediately cease and the Company and the Employer shall have the right to terminate or recoup the Severance Benefits previously provided. Notwithstanding anything herein to the contrary, nothing in this Agreement, the Plan or Exhibit B to the Letter Agreement shall be interpreted or applied to prohibit the Executive from making any good faith report to any governmental agency or other governmental entity concerning any acts or omissions that the Executive may believe to constitute a possible violation of federal or state law or making other disclosures that are protected under the whistleblower provisions of applicable federal or state law or regulation.

6.Litigation Assistance. The Executive acknowledges that, at some point in the future, litigation may arise either directly or tangentially relating to his employment at the Employer and/or its related entities. The Executive agrees to appear without the need for a subpoena to provide deposition testimony and testify at trial and/or arbitration in connection with any such litigation. The Executive also agrees to cooperate in providing documents and information necessary to assist in the defense or prosecution of any such case, including telephone calls and meetings with the Employer’s and/or the Company’s counsel. If applicable, reasonable travel expenses will be paid by the Employer.

7.Withholding. As set forth in the Plan, all payments of the Severance Benefits shall be net of any tax or other amounts required to be withheld by the Employer under applicable law.

8.Voluntary Agreement. By voluntarily executing this Agreement, the Executive confirms that he is relying upon his own judgment and the advice of any attorney he has consulted, and not on any recommendations or representations of the Employer, the Company or any of their agents or representatives. By voluntarily executing this Agreement, the Executive confirms his competence to understand and does hereby accept all terms and conditions of this Agreement.

9.Entire Agreement; Effectiveness. This Agreement shall be binding on and enforceable by the assigns and heirs of the Executive and on the successors and assigns of the Employer and/or the Company. This Agreement, together with the Plan and the Letter Agreement, contains the entire understanding of the Employer, the Company and the Executive with respect to the subject matter hereof, and, except as specifically noted herein, supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. Notwithstanding the foregoing, the parties hereto agree that this Agreement will not apply and shall be of no force and effect in the event that either (i) the Employer terminates the Executive’s employment for Cause prior to the Separation Date or (ii) the Executive terminates his employment with the Employer prior to the Separation Date.

10.Arbitration and Governing Law. Except as provided in the Restrictive Covenants attached as Exhibit B to the Letter Agreement, any dispute or controversy arising under or in connection with this Agreement shall be resolved in the same manner as a dispute or controversy arising under the Plan, as set forth in Section 5 of the Plan. This Agreement shall be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of Maryland, without reference to the law regarding conflicts of law.

11.Section 409A. Section 8 of the Plan, which relates to Section 409A of the Code, shall apply to this Agreement to the same extent it applies to the Plan as if it was set forth in full herein.

12.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below.

/s/ Roger A. Waesche, Jr. Roger A. Waesche, Jr.
Corporate Office Properties L.P., a Delaware limited partnership

By: Corporate Office Properties Trust, a Maryland real estate investment trust

By: /s/ Holly G. Edington
Name: Holly G. Edington
Title: Senior Vice President, Human Resources

Corporate Office Properties Trust, a Maryland real estate investment trust By: /s/ Holly G. Edington Name: Holly G. Edington Title: Senior Vice President, Human Resources

[Separation Agreement (Waesche) – Signature Page]

SCHEDULE A

Time-Based Equity Awards

Grant Date	Award Type	Total Number of Unvested Shares
March 6, 2014	Restricted Stock Award	5,531
March 5, 2015	Restricted Stock Award	10,929

Performance-Based Equity Awards

Grant Date	Award Type*	Total Number of Unvested Shares
March 6, 2014	PSU Award	18,809
March 5, 2015	PSU Award	19,586

*Pursuant to the terms of the PSU Award Agreement, outstanding awards will vest on a prorated basis in an amount equal to (x) the number days from the applicable grant date through the Separation Date over (y) the number of days in the performance period, with such fraction multiplied by (z) the number of units earned based on the Company’s relative TSR performance measured against the comparator company relative TSR during the performance period through the Separation Date.

Sched. A-1

EXHIBIT A

Release

(See attached)

Ex. A-1

RELEASE

This Release (this “Release”) is entered into by Roger A. Waesche, Jr. (the “Covered Executive”) pursuant to the Corporate Office Properties Trust, Corporate Office Properties L.P. Executive Change in Control and Severance Plan (the “Plan”). This Release is the “Release” referenced in the Plan and that certain Separation Agreement by and among the Covered Executive, the Company and the Employer dated as of February 11, 2016. Terms with initial capitalization that are not otherwise defined in this Release have the meanings set forth in the Plan. The consideration for the Covered Executive’s agreement to this Release consists of the Termination Payment and other consideration set forth in Section 3 of the Plan.
1.In consideration of the Termination Payment and other consideration set forth in Section 3 of the Plan, the Covered Executive hereby releases and forever discharges the Company and the Employer, the predecessors, successors, assigns and affiliates of each of the Company and the Employer, and current and former members, partners, trustees, officers, employees, representatives, attorneys, agents and all persons acting by, through, under or in concert with any of the foregoing (any and all of whom or which are referred to hereinafter as the “Releasees”) from any claim, demand, right, action or cause of action, of whatever nature or kind, in law, equity, administrative proceedings, or otherwise, whether based upon any law, statute, ordinance, rule, regulation, common law, or otherwise, or any entitlement to attorneys’ fees, costs or expenses, and from any other matter under any other theory, whether known or unknown, suspected or claimed, liquidated or unliquidated, absolute or contingent (collectively, “Claims”), which arose or occurred at any time prior to the date the Covered Executive signed this Release, including, but not limited to, any Claim relating in any way to the Covered Executive’s employment, or the termination thereof, by the Employer, the Company and/or any subsidiary of either, saving and excepting however, the Covered Executive’s rights to any earned but unpaid base salary, unpaid expense reimbursements, accrued but unused vacation and any vested benefits the Covered Executive may have under any employee benefit plan of the Employer (the “Accrued Benefit”), the Covered Executive’s rights under Section 2(c) of Exhibit B to the Letter Agreement, any Claim that cannot be waived as a matter of law and, subject to this Release becoming effective, the Covered Executive’s right to receive payment of the Termination Payment and provision of the other consideration set forth in Section 3 of the Plan, nor shall this Release constitute a waiver of any vested rights under any 401(k), retirement or other ERISA-governed plan, or a waiver of any of vested stock options or restricted shares, if any. Without restricting the foregoing, this Release includes: (1) any Claim brought under any federal, state, or local fair employment practices law, including, but not limited to: the Age Discrimination in Employment Act (ADEA), Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1866, the Americans with Disabilities Act (ADA) as amended, the Equal Pay Act (EPA), the Genetic Information Nondiscrimination Act (GINA), and the Uniformed Services Employment and Reemployment Rights Act (USERRA); (2) any Claim brought under any state or federal law regarding wages, benefits, or employment practices, including the Family and Medical Leave Act; (3) any contract Claims; (4) any intentional or unintentional tort Claims, including, but not limited to: defamation, libel, slander, abusive or wrongful discharge, fraud or misrepresentation; and (5) any Claims alleging retaliation and/or any whistleblower Claims, including Claims arising under the Sarbanes-Oxley Act and the Dodd Frank Act.

2.The Covered Executive promises and covenants not to commence any action or proceeding against any Releasee for any released Claim before any federal or state court or, except as expressly stated herein, administrative agency, civil rights commission or other forum. If the Covered Executive commences any action or proceeding in violation of this paragraph, the Employer and the Company shall be excused from making any further payments, continuing any other benefits, or providing other consideration otherwise owed under the Plan other than the Accrued Benefit. Notwithstanding the foregoing, the parties recognize the authority of the Equal Employment Opportunity Commission (“EEOC”) to enforce the statutes which come under its jurisdiction, and this Release is not intended to prevent the Covered Executive from filing a charge or participating in any investigation or proceeding conducted by the EEOC. To the extent any proceeding is commenced against any of the Releasees by any person, entity or agency in any forum, the Covered Executive waives any Claim or right to money damages, attorneys’ fees, or other legal or equitable relief awarded by any jury, court or governmental agency related to any released Claim. Further notwithstanding the foregoing, this paragraph shall not apply to any proceeding initiated by the Covered Executive to the extent that the Covered Executive asserts that any Releasee has violated ADEA, including any challenge to the effectiveness of the release of Claims under ADEA. For the avoidance of doubt, this exception for the pursuit of ADEA Claims shall not be construed as an acknowledgment that the release of ADEA Claims is in any way ineffective, shall not be construed to affect the effectiveness of the Covered Executive’s release of ADEA Claims and shall not affect the right of any Releasee to rely on the Covered Executive’s release of ADEA Claims as a defense to any claim under ADEA. This exception is solely for the purpose of conforming this paragraph to the limitations set forth in 29 C.F.R. Sec. 1625.23.

3.Ongoing Obligations of the Covered Executive. The Covered Executive reaffirms the Covered Executive’s ongoing obligations under the Plan and the Letter Agreement, including without limitation the Covered Executive’s obligations under Exhibit B to the Letter Agreement.

4.No Assignment. The Covered Executive represents that the Covered Executive has not assigned to any other person or entity any Claims against any Releasee.

5.Right to Consider and Revoke Release. The Covered Executive acknowledges that this Release is deemed to be delivered to the Covered Executive on the Covered Executive’s Date of Termination; provided that the Covered Executive’s employment is terminated in connection with a Terminating Event. The Covered Executive acknowledges that the Covered Executive has been given the opportunity to consider this Release for a period ending forty-five (45) days after the Date of Termination. In the event the Covered Executive executed this Release within less than forty-five (45) days after the delivery of this Release to the Covered Executive, the Covered Executive acknowledges that such decision was entirely voluntary and that the Covered Executive had the opportunity to consider this Release until the end of the forty-five (45) day period. To accept this Release, the Covered Executive shall deliver a signed Release to the Senior Vice President, Human Resources of the Company (the “SVP-HR”) within

Ex. A-2

such forty-five (45) day period. For a period of seven (7) days from the date when the Covered Executive executes this Release (the “Revocation Period”), the Covered Executive shall retain the right to revoke this Release by written notice that is received by the SVP-HR on or before the last day of the Revocation Period. This Release shall take effect only if it is executed and delivered within the forty-five (45) day period as set forth above and if it is not revoked pursuant to the preceding sentence. If those conditions are satisfied, this Release shall become effective and enforceable on the date immediately following the last day of the Revocation Period (the “Effective Date”). The signed Release and any revocation may be delivered to the SVP-HR by hand or by a PDF copy attached to an email to the SVP-HR. If this Release is sent by email of a PDF copy, the Covered Executive shall separately send an original of the signed Release to the SVP-HR by first class mail or otherwise promptly after sending such email.

6.Other Terms.

(a)Legal Representation; Review of Release. The Covered Executive acknowledges that the Covered Executive has been advised to discuss all aspects of this Release with the Covered Executive’s attorney, that the Covered Executive has carefully read and fully understands all of the provisions of this Release and that the Covered Executive is voluntarily entering into this Release.

(b)Binding Nature of Release. This Release shall be binding upon the Covered Executive and upon the Covered Executive’s heirs, administrators, representatives and executors.

(c)Amendment. This Release may be amended only upon a written agreement executed by the Covered Executive, the Company and the Employer.

(d)Governing Law and Interpretation. This Release shall be deemed to be made and entered into in the State of Maryland, and shall in all respects be interpreted, enforced and governed under the laws of the State of Maryland, without giving effect to the conflict of laws provisions of Maryland law. The language of all parts of this Release shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against the Company, the Employer or the Covered Executive.

(e)Absence of Reliance. The Covered Executive acknowledges that the Covered Executive is not relying on any promises or representations by the Company or the Employer or any of their respective agents, representatives or attorneys regarding any subject matter addressed in this Release.

So agreed.

__________________    ________________
Roger A. Waesche, Jr.    Date

Ex. A-3